EXHIBIT 10.4

                           NOTE TERMINATION AGREEMENT

      THIS NOTE TERMINATION AGREEMENT is entered into effective as of June 23, 2000, by and among Salvatore Fichera and Salvatore Giardina (collectively, the "Pledgors"), Sorce Properties LLC, a New Jersey limited liability company ("Borrower"), and F&G Mechanical Corporation, a Delaware corporation ("Lender"). Reference is hereby made to (i) that certain Promissory Note by Borrower in favor of Lender dated February 12, 1998 in the principal amount of $5,600,000 (the "Note") and (ii) that certain Pledge Agreement dated as of February 12, 1998 by the Pledgors in favor of Lender (the "Pledge Agreement"). Terms not otherwise defined herein shall have the same definition as is set forth in the Pledge Agreement.

      Lender hereby represents that it is the holder of the Note free and clear of all liens and obligations, that it has not transferred or alienated its interest in the Note, and that it has full power to enter into this agreement and thereby terminate the Note. Each of the Pledgors hereby represents that he is the holder of the Pledged Stock designated in his name free and clear of all liens and obligations, that he has not transferred or alienated his interest in the Note, and that he has full power to enter into this agreement and deliver the Pledged Stock.

      Each of the Pledgors hereby irrevocably transfers all of its right, title and interest in the Collateral (represented by Stock Certificates CS0520 in the name of Salvatore Fichera, and CS0524 in the name of Salvatore P. Giardina, each for 180,262 shares of the Common Stock of Comfort Systems USA, Inc.), and simultaneously with his execution hereof will deliver stock powers, executed in blank, pertaining to the Pledged Shares. The Lender agrees that upon receipt of a fully executed Note Termination and the required stock powers it will, without other payment in respect thereof, cancel the Obligations and deliver to the Borrower the original Note marked "Cancelled".

      IN WITNESS WHEREOF, the parties set forth above hereby execute this Note Termination at the date set forth above.

F&G MECHANICAL CORPORATION       SORCE PROPERTIES LLC



/s/ William George               /s/ Santo Sorce
WILLIAM GEORGE                   SANTO SOURCE
VICE PRESIDENT                   PRESIDENT



/s/ Salvatore Fichera            /s/ Salvatore P. Giardina
SALVATORE FICHERA                SALVATORE P. GIARDINA